EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Wins Federal Circuit Appeal Allowing AMPYRA® Patent Litigation to
Continue in Delaware District Court

ARDSLEY, N.Y. – March 21, 2016 – Acorda Therapeutics, Inc. (NASDAQ: ACOR) today announced that the United States Court of Appeals for the Federal Circuit has upheld a lower court ruling that Acorda’s Abbreviated New Drug Application (ANDA) litigation against Mylan N.V. (NASDAQ: MYL) can continue in the District Court of Delaware. Mylan had appealed to the Federal Circuit after losing its motion to the Delaware District Court to have the patent litigation proceed in West Virginia. As a result of this decision, all of the ANDA litigation related to AMPYRA ® (dalfampridine) Tablets, 10 mg patents will continue to proceed in the District Court of Delaware.

“We’re pleased that the Federal Circuit agreed that our litigation against Mylan should stay in Delaware,” said Jane Wasman, President, International and General Counsel of Acorda. “This decision allows us to direct our resources to a trial in one jurisdiction, and potentially eliminates conflicting rulings in different courts. It also may set an important precedent for future patent litigation cases that will allow patent holders to focus on defending patents in a single court.”

Mylan has 30 days to request a rehearing of the case to an en banc panel of the Federal Circuit where the Court can reconsider its ruling. Mylan could also seek an appeal to the Supreme Court.

Acorda has filed patent infringement suits against several parties, including Mylan, related to AMPYRA. Acorda holds five Orange Book listed patents that extend through 2027. A trial for this patent litigation is scheduled to begin in the District Court of Delaware in September 2016.

Acorda was represented by Gibson Dunn LLP and Kaye Scholer LLP in the Federal Court of Appeals case.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, epilepsy, post-stroke walking deficits, migraine, and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

For more information, please visit www.acorda.com.

Forward-Looking Statement
This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including:  the ability to complete the Biotie transaction on a timely basis or at all; the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, any other products under development, or the products that we would acquire if we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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